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                                                                  Exhibit 10.(i)
July   , 2000
     --

Mr. Peter C. Haines
Cybex International, Inc.
10 Trotter Drive
Medway, MA  02053

Dear Mr. Haines:

     This letter will confirm the following agreement to be effective upon approval of the Board of Directors.

     1. You were granted, in June 1997 (the "June 1997 Options"), options to acquire 238,000 shares of the common stock of Cybex. The June 1997 Options are hereby canceled in full and are of no further force and effect. You will promptly deliver to Cybex the option agreement or agreements evidencing the June 1997 Options.

     2. You were granted, in May 1997 (the "May 1997 Options"), options to acquire 213,653 shares of the common stock of Cybex International, Inc. ("Cybex"), in exchange for certain outstanding options issued by Trotter Inc. The termination date for the May 1997 Options is hereby extended to December 31, 2002, at which time the May Options, to the extent not theretofore exercised, shall terminate and expire. In addition, this will confirm that the May 1997 Options will not terminate prior to December 31, 2002 due to your death, disability or termination of employment. No other change or alteration is made to the May 1997 Options.

     3. You are hereby granted, as a Stock Award pursuant to paragraph 8 of the Cybex 1995 Omnibus Incentive Plan, 50,000 shares of the common stock of Cybex. Such shares shall not be transferable until six months and one day from the date of grant. Except for the foregoing and as otherwise may be provided by law, such shares shall not be restricted in any way.

     4. You will be responsible for the payment of all payroll and other taxes pertaining to the foregoing Stock Award.

     Please acknowledge your agreement with the foregoing by countersigning this letter.

                              CYBEX INTERNATIONAL, INC.

                              By:
                                  -------------------------------------
                                  John Aglialoro, Chairman of the Board

Accepted and agreed to
as of the date first above written:


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Peter Haines